EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Freedom Holding Corp.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in Registration Statement No. 333-234446 on Form S-8 of Freedom Holding Corp. of our reports dated May 31, 2022, relating to the consolidated financial statements and the effectiveness of Freedom Holding Corp.’s internal control over financial reporting, which are included in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ WSRP LLC
Salt Lake City, Utah
May 31, 2022